UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 N. Crescent Drive, Suite 200 Beverly Hills, CA (Address of principal executive offices)	90210 (Zip Code)

(310) 385-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 10, 2015, based upon the recommendation of the compensation consultant of RealD Inc. (the “Company”) and the Compensation Committee of the Company’s Board of Directors following a review of executive compensation (including severance benefits) of peer group companies, the Company’s Board of Directors approved certain modifications to the severance benefits of its named executive officers. To implement the approved modifications, on March 25, 2015, the Company entered into amendments to the existing employment agreements with Michael V. Lewis, the Company’s Chief Executive Officer (the “Lewis Agreement”), Andrew Skarupa, the Company’s Chief Financial Officer (the “Skarupa Agreement”) and Leo Bannon, the Company’s Executive Vice-President, Global Operations (the “Bannon Agreement”), which together with the Lewis Agreement and the Skarupa Agreement are the “Executive Employment Agreements”).  Each of Messrs. Lewis, Skarupa and Bannon are an “Executive” and together they are the “Executives.”

The Executive Employment Agreement with Mr. Lewis provides that if Mr. Lewis is terminated by the Company without Cause or for Good Reason (each as defined in his Executive Employment Agreement), then Mr. Lewis shall receive the following standard severance benefits: (i) cash severance equal to 200% of such Mr. Lewis’ base salary in effect on such termination date; (ii) a pro-rated portion of his annual cash performance bonus based on the ratio of the number of days he was employed in the performance period and subject to the attainment of the applicable performance objectives for the performance period; (iii) Company-paid medical insurance premiums, and all other benefits being provided to him as of his termination date for up to 18 months following termination; and (iv) all equity-based compensation awards granted during the term of his employment agreement that would have vested (where vesting is based solely on continued employment) may become additionally vested as if his termination date had occurred twenty-four (24) months later.  If any portion of such equity- based compensation awards vest on an annual or cliff basis based on continued employment, then the portion of the award that would have vested through the additional twenty-four month period if such award vested on a monthly basis shall also vest and become exercisable. Additionally, Mr. Lewis shall be eligible for a discretionary bonus, as determined by the Board or the Compensation Committee, for the portion of the fiscal year he served through the date of the termination.

The Executive Employment Agreement with Mr. Lewis further provides that if he is terminated by the Company without Cause or for Good Reason during the time period that commences on the date that is 90 days before a Change-in-Control and extends through the date that is 24 months after a Change-in-Control (each as defined in his Executive Employment Agreement) then, he shall receive the following severance benefits in lieu of the standard severance benefits described above: (i) cash severance equal to 200% of the sum of (A) Mr. Lewis’s base salary in effect on such termination date plus (B) the target amount of performance bonus that could have been earned by Mr. Lewis during the fiscal year in which the termination occurred, (ii) a pro-rated target cash performance bonus that could have been earned during the fiscal year in which the termination occurred based on the ratio of the number of days he was employed in the performance period, (iii) 100% of the shares of common stock such Executive has the option to purchase, including any stock options, restricted stock units, performance stock units, and other equity compensation incentives shall become fully vested and exercisable (for purposes of determining the number of shares that will vest with respect to any performance based vesting equity awards, vesting acceleration shall occur, unless otherwise specifically provided in applicable award agreement, at the greater (x) of the target level or (y) the applicable award level as determined in accordance with the performance vesting criteria based on the level of actual performance actually attained through the date of the Change-in-Control (if calculable)), and (iv) Company-paid medical insurance premiums, and all other benefits being provided to him as of his termination date for up to 18 months following termination.

The Executive Employment Agreements with Messrs. Skarupa and Bannon each provide that if such Executive is terminated by the Company without Cause or for Good Reason (each as defined in the Executive Employment Agreement), then such Executive shall receive the following standard severance benefits: (i) cash severance equal to 100% of such Executive’s base salary in effect on such termination date, (ii) a pro-rated cash performance bonus that would have been earned during the fiscal year in which the termination occurred based on the ratio of the number of days the Executive was employed in the performance period and subject to the attainment of the applicable performance objectives for the performance period, (iii) accelerated vesting of any restricted stock units and other time-based vesting equity awards, if applicable, in accordance with their applicable vesting schedules as if the Executive had provided an additional 12 months of service to the Company as of the termination date, and (iv) the Company will continue to pay the cost for all group employee benefit coverage continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for 18 months after the Executive’s termination date.

The Executive Employment Agreements with Messrs. Skarupa and Bannon further provide that if the Executive is terminated by the Company without Cause or for Good Reason during the time period that commences on the date that is 90 days before a Change-in-Control and extends through the date that is 24 months after a Change-in-Control (each as defined in the Executive Employment Agreement) then, such Executive shall receive the following severance benefits in lieu of the standard severance benefits described above: (i) cash severance equal to 150% of the sum of (A) such Executive’s base salary in effect on such termination date plus (B) the target amount of performance bonus that could have been earned by such Executive during the fiscal year in which the termination occurred, (ii) a pro-rated target cash performance bonus that could have been earned during the fiscal year in which the termination occurred based on the ratio of the number of days the Executive was employed in the performance period, (iii) 100% of the shares of common stock such Executive has the option to purchase, including any stock options, restricted stock units, performance stock units, and other equity compensation incentives shall become fully vested and exercisable (for purposes of determining the number of shares that will vest with respect to any performance based vesting equity awards, vesting acceleration shall occur, unless otherwise specifically provided in applicable award agreement, at the greater (x) of the target level or (y) the applicable award level as determined in accordance with the performance vesting criteria based on the level of actual performance actually attained through the date of the Change-in-Control (if calculable)), and (iv) the Company will continue to pay the cost for all group employee benefit coverage continuation under COBRA for 18 months after the Executive’s termination date.

In all cases, the payment of the severance benefits under the Executive Employment Agreements is conditioned upon the Executive’s timely providing a release of claims against us, our affiliates and related parties.

The foregoing description of the Executive Employment Agreements is qualified in its entirety by reference to the full text of the Lewis Agreement, the Skarupa Agreement and the Bannon Agreement, which are filed as Exhibits 99.1, 99.2, and 99.3 respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Employment Agreement between RealD Inc. and Michael V. Lewis, dated as of March 25, 2015.
99.2	Employment Agreement between RealD Inc. and Andrew Skarupa, dated as of March 25, 2015.
99.3	Employment Agreement between RealD Inc. and Leo Bannon, dated as of March 25, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealD Inc.

Dated: March 27, 2015	By:	/s/ Vivian Yang
	Name:	Vivian Yang
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement between RealD Inc. and Michael V. Lewis, dated as of March 25, 2015.
99.2	Employment Agreement between RealD Inc. and Andrew Skarupa, dated as of March 25, 2015.
99.3	Employment Agreement between RealD Inc. and Leo Bannon, dated as of March 25, 2015.